FOR IMMEDIATE RELEASE

Contact:	Emily Deissler/Benjamin Spicehandler/Spencer Waybright
Sard Verbinnen & Co
212-687-8080
Jonathan Doorley/Conrad Harrington
Sard Verbinnen & Co - Europe
+44 (0)20 3178 8914
J. Bryant Kirkland III, Vector Group Ltd.
305-579-8000
VECTOR GROUP REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS

MIAMI, FL, April 29, 2015 - Vector Group Ltd. (NYSE: VGR) today announced financial results for the three months ended March 31, 2015.

GAAP Financial Results

First quarter 2015 revenues were $360.8 million, compared to revenues of $347.2 million in the first quarter of 2014. The increase in revenues in 2015 was primarily due to an increase of revenues at Douglas Elliman Realty, LLC. The Company recorded operating income of $44.0 million in the first quarter of 2015, compared to operating income of $42.7 million in the first quarter of 2014. Net income attributed to Vector Group Ltd. for the 2015 first quarter was $21.0 million, or $0.18 per diluted common share, compared to net income of $2.6 million, or $0.03 per diluted common share, in the 2014 first quarter.

Non-GAAP Financial Results

Non-GAAP financial results also include adjustments for purchase accounting associated with the Company's acquisition of its additional 20.59% interest in Douglas Elliman Realty, LLC in December 2013, litigation settlement and judgment expenses in the Company's tobacco business, non-cash stock compensation expense (for purposes of Pro-forma Adjusted EBITDA only), and non-cash interest items associated with the Company's convertible debt. Reconciliations of non-GAAP financial results to the comparable GAAP financial results for the three months ended March 31, 2015 and 2014 are included in Tables 2 through 10.
Three months ended March 31, 2015 compared to the three months ended March 31, 2014
First quarter 2015 Pro-forma Adjusted Revenues (as described in Table 2 attached hereto) were $361.2 million compared to $348.9 million in 2014. The increase was primarily due to an an increase in Pro-forma Adjusted Revenues at Douglas Elliman of $21.0 million. This was offset by a decrease in Pro-forma Adjusted Revenues of $5.3 million and $5.4 million from the Company's tobacco segment and E-cigarette segment, respectively.
Pro-forma Adjusted EBITDA attributed to Vector Group (as described below and in Table 3 attached hereto) were $51.5 million for the first quarter of 2015 as compared to $49.8 million for the first quarter of 2014. The increase in Pro-forma Adjusted EBITDA attributed to Vector Group for the three months ended March 31, 2015 was primarily attributable to higher profits in the tobacco segment. This was offset by a decline of Pro-forma Adjusted EBITDA at Douglas Elliman as well as increased losses from the Company’s E-cigarette segment in the 2015 period.
Pro-forma Adjusted Net Income (as described below and in Table 4 attached hereto) was $21.9 million or $0.19 per diluted share for the three months ended March 31, 2015 and $14.6 million or $0.14 per diluted share for the three months ended March 31, 2014.
Pro-forma Adjusted Operating Income (as described below and in Table 5 attached hereto) was $46.6 million for the three months ended March 31, 2015 and $47.6 million for the three months ended March 31, 2014.

Tobacco Business Financial Results
For the first quarter 2015, the Company's tobacco business had revenues of $228.1 million, compared to $233.4 million for the first quarter 2014. The decline in revenues was primarily due to a 4.9% decline in unit sales volume offset by favorable net pricing variances. Tobacco Adjusted Operating Income (described below and included in Table 6 attached hereto) for the first quarter 2015 and 2014 was $50.5 million and $44.4 million, respectively.
For the three months ended March 31, 2015, the Company's tobacco business had conventional cigarette sales of approximately 1.93 billion units compared to 2.03 billion units for the three months ended March 31, 2014.

Real Estate Business Financial Results
For the first quarter 2015, the Company's real estate segment had Pro-forma Adjusted Revenues of $132.7 million, compared to $109.7 million for the first quarter 2014. The increase in revenues was primarily due to an increase in revenues at Douglas Elliman. For the first quarter 2015, Real Estate Pro-forma Adjusted EBITDA attributed to the Company were $4.3 million, compared to $7.1 million for the first quarter 2014.
Douglas Elliman's results are included in Vector Group Ltd.'s Real Estate segment and Douglas Elliman continued its strong growth by reporting increases in its Pro-Forma Adjusted Revenues of 19.3% for the three months ended March 31, 2015 from the comparable 2014 period.  During the quarter, Douglas Elliman continued to make strategic investments by bolstering its development marketing division and incurring increased advertising and marketing expenses to strengthen the long-term value of the Douglas Elliman brand.
Douglas Elliman's Pro-Forma Adjusted Revenues for the first quarter 2015 were $130.2 million, compared to $109.2 million for the first quarter 2014. For the first quarter 2015, Douglas Elliman's Pro-forma Adjusted EBITDA were $3.7 million ($2.6 million attributed to the Company), compared to $7.4 million ($5.2 million attributed to the Company) for the first quarter 2014.
For the three months ended March 31, 2015, Douglas Elliman achieved closed sales of approximately $4.1 billion, compared to $3.5 billion for the three months ended March 31, 2014.
E-cigarettes
For the three months ended March 31, 2015, the Company's E-cigarette segment had Pro-forma Adjusted Revenues of $0.4 million and a loss of Pro-forma Adjusted EBITDA of $3.2 million compared to Pro-forma Adjusted Revenues of $5.8 million and a loss of Pro-forma Adjusted EBITDA of $0.4 million for the three months ended March 31, 2014.
As a result of the amount of operating losses in the Company's E-cigarette segment, effective as of September 30, 2014, when compared to the remaining components of the Company's Corporate and Other segment, the Company has reevaluated its operating segments and has separated the operations of the Company's E-cigarette segment from the Corporate and Other segment for previously reported 2014 period. Thus, information reported prior to September 30, 2014 has been recast to conform to the current presentation. This change did not have an impact to the Company's historical consolidated results.

Non-GAAP Financial Measures
Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance. The Company believes Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. Management uses Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA as measures to review and assess operating performance of the Company's business, and management and investors should review both the overall performance (GAAP net income) and the operating performance (Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA) of the Company's business. While management considers Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA are susceptible to varying calculations and the Company's measurement of Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA may not be comparable to those of other companies. Attached hereto as Tables 2 through 10 is information relating to the Company's Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA for the three months ended March 31, 2015 and 2014.

Conference Call to Discuss First Quarter 2015 Results
As previously announced, the Company will host a conference call and webcast on Thursday, April 30, 2015 at 9:00 A.M. (ET) to discuss first quarter 2015 results. Investors can access the call by dialing 800-859-8150 and entering 32611460 as the conference ID number. The call will also be available via live webcast at www.investorcalendar.com. Webcast participants should allot extra time to register before the webcast begins.
A replay of the call will be available shortly after the call ends on April 30, 2015 through May 30, 2015. To access the replay, dial 877-656-8905 and enter 32611460 as the conference ID number. The archived webcast will also be available at www.investorcalendar.com for one year.
Vector Group is a holding company that indirectly owns Liggett Group LLC, Vector Tobacco Inc. and Zoom E-Cigs LLC and directly owns New Valley LLC, which owns a controlling interest in Douglas Elliman Realty, LLC. Additional information concerning the company is available on the Company's website, www.VectorGroupLtd.com.

[Financial Tables Follow]
# # #

TABLE 1
VECTOR GROUP LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)
Revenues
Tobacco*	$228,085	$233,392
Real estate	132,256	108,044
E-Cigarettes	419	5,800
Total revenues	360,760	347,236

Expenses:
Cost of sales:
Tobacco*	157,030	168,166
Real estate	84,358	67,324
E-Cigarettes	630	3,547
Total cost of sales	242,018	239,037

Operating, selling, administrative and general expenses	73,944	63,977
Litigation settlement and judgment expense	843	1,500
Operating income	43,955	42,722

Other income (expenses):
Interest expense	(31,746)	(35,453)
Change in fair value of derivatives embedded within convertible debt	6,460	(1,650)
Acceleration of interest expense related to debt conversion	—	(3,679)
Equity income from real estate ventures	338	1,552
Equity (loss) income on long-term investments	(37)	906
Gain (loss) on sale of investment securities available for sale	13,029	(53)
Other, net	1,896	2,126
Income before provision for income taxes	33,895	6,471
Income tax expense	12,679	2,942

Net income	21,216	3,529

Net income attributed to non-controlling interest	(260)	(949)

Net income attributed to Vector Group Ltd.	$20,956	$2,580

Per basic common share:

Net income applicable to common shares attributed to Vector Group Ltd.	$0.18	$0.03

Per diluted common share:

Net income applicable to common shares attributed to Vector Group Ltd.	$0.18	$0.03

Cash distributions and dividends declared per share	$0.40	$0.38

* Revenues and Cost of goods sold include excise taxes of $97,359 and $102,413, respectively.

TABLE 2
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF PRO-FORMA ADJUSTED REVENUES
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended
	March 31,	March 31,
	2015	2015	2014

Revenues	$1,604,839	$360,760	$347,236

Purchase accounting adjustments (a)	595	481	1,654
Total adjustments	595	481	1,654

Pro-forma Adjusted Revenues	$1,605,434	$361,241	$348,890

Pro-forma Adjusted Revenues by Segment
Tobacco	$1,015,952	$228,085	$233,392
E-cigarettes	3,208	419	5,800
Real Estate (b)	586,274	132,737	109,698
Corporate and Other	—	—	—
Total	$1,605,434	$361,241	$348,890

a.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

b.
Includes Pro-forma Adjusted Revenues from Douglas Elliman Realty, LLC of $564,263 for the last twelve months ended March 31, 2015 and $130,228, and $109,195 for the three months ended March 31, 2015 and 2014, respectively.

TABLE 3
VECTOR GROUP LTD. AND SUBSIDIARIES
COMPUTATION OF PRO-FORMA ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended
	March 31,	March 31,
	2015	2015	2014

Net income attributed to Vector Group Ltd.	$55,354	$20,956	$2,580
Interest expense	157,284	31,746	35,453
Income tax expense	42,988	12,679	2,942
Net income attributed to non-controlling interest	11,569	260	949
Depreciation and amortization	23,688	6,281	7,092
EBITDA	$290,883	$71,922	$49,016
Change in fair value of derivatives embedded within convertible debt (a)	(27,519)	(6,460)	1,650
Equity (gain) loss on long-term investments (b)	(299)	37	(906)
(Gain) loss on sale of investment securities available for sale	(13,071)	(13,029)	53
Equity income from real estate ventures (c)	(2,889)	(338)	(1,552)
Acceleration of interest expense related to debt conversion	1,526	—	3,679
Stock-based compensation expense (d)	3,892	1,164	523
Litigation settlement and judgment expense (e)	1,818	843	1,500
Impact of MSA Settlement (f)	(1,419)	—	—
Purchase accounting adjustments (g)	1,571	332	239
Other, net	(10,322)	(1,896)	(2,126)
Pro-forma Adjusted EBITDA	$244,171	$52,575	$52,076
Pro-forma Adjusted EBITDA attributed to non-controlling interest	(14,700)	(1,084)	(2,242)
Pro-forma Adjusted EBITDA attributed to Vector Group Ltd.	$229,471	$51,491	$49,834

Pro-forma Adjusted EBITDA by Segment
Tobacco	$217,725	$53,472	$46,915
E-cigarettes	(15,863)	(3,164)	(425)
Real Estate (h)	52,097	5,391	9,330
Corporate and Other	(9,788)	(3,124)	(3,744)
Total	$244,171	$52,575	$52,076

Pro-forma Adjusted EBITDA Attributed to Vector Group by Segment
Tobacco	$217,725	$53,472	$46,915
E-cigarettes	(15,863)	(3,164)	(425)
Real Estate (i)	37,397	4,307	7,088
Corporate and Other	(9,788)	(3,124)	(3,744)
Total	$229,471	$51,491	$49,834

a.	Represents income or losses recognized from changes in the fair value of the derivatives embedded in the Company's convertible debt.

b.	Represents income or losses recognized on long-term investments that the Company accounts for under the equity method.

c.	Represents equity income recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

d.	Represents amortization of stock-based compensation.

e.	Represents accrual for a settlement of an Engle progeny judgment.

f.	Represents the Company's tobacco business's settlement of a long-standing dispute related to the Master Settlement Agreement.

g.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

h.
Includes Pro-forma Adjusted EBITDA for Douglas Elliman Realty, LLC of $46,956 for the last twelve months ended March 31, 2015 and $3,685 and $7,384 for the three months ended March 31, 2015 and 2014, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC's entire Pro-forma Adjusted EBITDA.

i.
Includes Pro-forma Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $33,146 for the last twelve months ended March 31, 2015 and $2,601 and $5,212 the three months ended March 31, 2015 and 2014, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC's Pro-forma Adjusted EBITDA for non-controlling interest.

TABLE 4
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF PRO-FORMA ADJUSTED NET INCOME
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,
	2015	2014

Net income attributed to Vector Group Ltd.	$20,956	$2,580

Acceleration of interest expense related to debt conversion	—	3,679
Change in fair value of derivatives embedded within convertible debt	(6,460)	1,650
Non-cash amortization of debt discount on convertible debt	5,943	12,456
Litigation settlement and judgment expense (a)	843	1,500
Out-of-period adjustment related to Douglas Elliman acquisition in 2013 (b)	—	(1,231)
Douglas Elliman Realty, LLC purchase accounting adjustments (c)	1,251	2,356
Total adjustments	1,577	20,410

Tax expense related to adjustments	(652)	(8,440)

Pro-forma Adjusted Net Income attributed to Vector Group Ltd.	$21,881	$14,550

Per diluted common share:

Pro-forma Adjusted Net Income applicable to common shares attributed to Vector Group Ltd.	$0.19	$0.14

a. Represents accrual for a settlement of an Engle progeny judgment.

b.
Represents an out-of-period adjustment related to a non-accrual of a receivable from Douglas Elliman Realty in the fourth quarter of 2013 and would have increased the Company's gain on acquisition of Douglas Elliman in 2013.

c.
Represents 70.59% of purchase accounting adjustments in the periods presented for assets acquired in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

TABLE 5
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF PRO-FORMA ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended
	March 31,	March 31,
	2015	2015	2014

Operating income	$214,621	$43,955	$42,722

Litigation settlement and judgment expense (a)	1,818	843	1,500
Impact of MSA Settlement (b)	(1,419)	—	—
Douglas Elliman purchase accounting adjustments (c)	6,962	1,772	3,337
Total adjustments	7,361	2,615	4,837

Pro-forma Adjusted Operating Income (d)	$221,982	$46,570	$47,559

a.	Represents accrual for a settlement of an Engle progeny judgment.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

c.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.	Does not include a reduction for 29.41% non-controlling interest in Douglas Elliman Realty, LLC.

TABLE 6
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF TOBACCO ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended
	March 31,	March 31,
	2015	2015	2014

Operating income from tobacco business	$205,893	$49,670	$42,896

Litigation settlement and judgment expense (a)	1,818	843	1,500
Impact of MSA Settlement (b)	(1,419)	—	—
Total adjustments	399	843	1,500

Tobacco Adjusted Operating Income	$206,292	$50,513	$44,396

a.	Represents accruals for settlements of judgments in the Engle progeny tobacco litigation.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

TABLE 7
VECTOR GROUP LTD. AND SUBSIDIARIES
ANALYSIS OF NEW VALLEY LLC PRO-FORMA ADJUSTED REVENUES
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended
	March 31,	March 31,
	2015	2015	2014

New Valley LLC revenues	$585,679	$132,256	$108,044

Purchase accounting adjustments (a)	595	481	1,654
Total adjustments	595	481	1,654

New Valley LLC Pro-forma Adjusted Revenues (b)	$586,274	$132,737	$109,698

a.	Amounts represent purchase accounting adjustments recorded in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC.

b.
Includes Pro-forma Adjusted Revenues from Douglas Elliman Realty, LLC of $564,263 for the last twelve months ended March 31, 2015 and $130,228, and $109,195 for the three months ended March 31, 2015 and 2014, respectively.

TABLE 8
VECTOR GROUP LTD. AND SUBSIDIARIES
COMPUTATION OF NEW VALLEY LLC PRO-FORMA ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended
	March 31,	March 31,
	2015	2015	2014

Net income attributed to Vector Group Ltd. from subsidiary non-guarantors (a)	$19,645	$1,450	$3,225
Interest expense (a)	8	1	34
Income tax expense (a)	15,195	1,308	3,541
Net income (loss) attributed to non-controlling interest (a)	11,569	260	949
Depreciation and amortization	10,765	2,908	4,347
EBITDA	$57,182	$5,927	$12,096
Income from non-guarantors other than New Valley	91	16	18
Equity income from real estate ventures (b)	(2,889)	(338)	(1,552)
Purchase accounting adjustments (c)	1,571	332	239
Other, net	(3,852)	(552)	(1,486)
Pro-forma Adjusted EBITDA	$52,103	$5,385	$9,315
Pro-forma Adjusted EBITDA attributed to non-controlling interest	(14,700)	(1,084)	(2,242)
Pro-forma Adjusted EBITDA attributed to New Valley LLC	$37,403	$4,301	$7,073

Pro-forma Adjusted EBITDA by Segment
Real Estate (d)	$52,097	$5,391	$9,330
Corporate and Other	6	(6)	(15)
Total (f)	$52,103	$5,385	$9,315

Pro-forma Adjusted EBITDA Attributed to New Valley LLC by Segment
Real Estate (e)	$37,397	$4,307	$7,088
Corporate and Other	6	(6)	(15)
Total (f)	$37,403	$4,301	$7,073

a.
Amounts are derived from Vector Group Ltd.'s Consolidated Financial Statements. See Note entitled "Vector Group Ltd.'s Condensed Consolidating Financial Information" contained in Vector Group Ltd.'s Form 10-K and Form 10-Q for the year ended December 31, 2014 and the quarterly period ended March 31, 2015, respectively..

b.	Represents equity income recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

c.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.
Includes Pro-forma Adjusted EBITDA for Douglas Elliman Realty, LLC of $46,956 for the twelve months ended March 31, 2015 and $3,685 and $7,384 for the three months ended March 31, 2015 and 2014, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC's entire Pro-forma Adjusted EBITDA.

e.
Includes Pro-forma Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $33,146 for the last twelve months ended March 31, 2015 and $2,601 and $5,212 the three months ended March 31, 2015 and 2014, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC's Pro-forma Adjusted EBITDA for non-controlling interest.

f.
New Valley's Pro-forma Adjusted EBITDA does not include an allocation of Vector Group Ltd.'s "Corporate and Other" segment's expenses (for purposes of computing Pro-Forma Adjusted EBITDA contained in Table 3 of this press release) of $9,788 for the last twelve months ended March 31, 2015 and $3,124 and $3,744 for the three months ended March 31, 2015 and 2014, respectively.

TABLE 9
VECTOR GROUP LTD. AND SUBSIDIARIES
ANALYSIS OF DOUGLAS ELLIMAN REALTY, LLC PRO-FORMA ADJUSTED REVENUES
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended
	March 31,	March 31,
	2015	2015	2014

Douglas Elliman Realty, LLC revenues	$563,668	$129,747	$107,541

Purchase accounting adjustments (a)	595	481	1,654
Total adjustments	595	481	1,654

Douglas Elliman Realty, LLC Pro-forma Adjusted Revenues	$564,263	$130,228	$109,195

a.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

TABLE 10
VECTOR GROUP LTD. AND SUBSIDIARIES
COMPUTATION OF DOUGLAS ELLIMAN REALTY, LLC PRO-FORMA ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended
	March 31,	March 31,
	2015	2015	2014

Net income attributed to Douglas Elliman Realty, LLC	$36,071	$885	$3,228
Interest expense	7	1	32
Income tax expense	1,438	243	179
Depreciation and amortization	10,458	2,849	4,246
Douglas Elliman Realty, LLC EBITDA	$47,974	$3,978	$7,685
Equity income from real estate ventures (a)	(183)	(593)	(520)
Purchase accounting adjustments (b)	1,571	332	239
Other, net	(2,406)	(32)	(20)
Douglas Elliman Realty, LLC Pro-forma Adjusted EBITDA	$46,956	$3,685	$7,384

a.	Represents equity income recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

b.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.